NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
Allen Staggers	Max Kuniansky
Manager, External Communications	Executive Director, Investor Relations
Phone: (724) 838-5433	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: astagge@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports First Quarter 2006 Results

GREENSBURG, Pa., April 27, 2006 -- Allegheny Energy, Inc. (NYSE: AYE) today reported consolidated net income of $113.4 million, or $0.67 per diluted share, for the first quarter of 2006, compared with net income of $42.6 million, or $0.29 per share, for the same period in 2005.

To provide a better understanding of core results and trends, Allegheny also reports adjusted financial results. Adjusted income from continuing operations was $114.2 million, or $0.68 per share, for the first quarter of 2006, excluding a $0.8 million after-tax loss on discontinued operations. There were no other adjustments for the first quarter of 2006. For the first quarter of 2005, adjusted income from continuing operations was $58.7 million, or $0.39 per share. The adjusted 2005 results exclude a $38.5 million (pre-tax) charge to interest expense associated with the 2005 court decision in the Merrill Lynch litigation, and $8.2 million of after-tax income from discontinued operations. Adjusted results are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“Solid plant performance, higher power prices and lower interest expense helped us deliver strong quarterly earnings growth,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We also had success in other important areas, such as obtaining approval to add scrubbers to our Fort Martin plant using securitization financing and signing a new five-year labor agreement. With these accomplishments, we’ve already made substantial progress on our key priorities for 2006.”

First Quarter Results

Income from continuing operations before income taxes and minority interest was $187.8 million for the first quarter of 2006, an increase of $91.1 million compared with adjusted results for the same period in 2005. Key factors contributing to the improved results include:

•

Operating revenues increased by $91.6 million, reflecting better power plant performance, higher generation rates in Pennsylvania and the expiration of a below-market contract with a Maryland industrial customer. These benefits were partly offset by milder winter weather compared to the first quarter a year ago.

•	Fuel expense increased by $39.3 million, primarily due to higher prices paid for coal and increased coal consumption.
•

In the first quarter of 2006, Allegheny recorded a $5.0 million (pre-tax) gain on the previously announced sale of its interest in the Ohio Valley Electric Cooperative (OVEC). Total cash proceeds from the sale totaled $102.0 million, $96.0 million of which Allegheny received in December 2004.

•

Operations and maintenance expense decreased by $0.8 million as a result of the Hunlock Creek Energy Ventures partnership and reduced fees for outside legal and auditing services, partly offset by the increased cost of outside services associated with information technology initiatives.

•	Depreciation expense decreased by $8.6 million, largely due to extending the estimated lives of certain unregulated power plants.
•	Interest expense decreased by $20.9 million compared to adjusted results for the same period in the prior year due to a lower debt balance and more favorable borrowing rates.

Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2006 were $322.1 million, an increase of $60.8 million compared to the first quarter of 2005. EBITDA is a non-GAAP financial measure. Details on the calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.

First Quarter Segment Results

Generation and Marketing: The segment reported income from continuing operations of $67.8 million for the first quarter of 2006. For the first quarter of the prior year, the segment reported a loss from continuing operations of $15.2 million, including the $38.5 million interest charge discussed above. Operating revenues and kilowatt-hours generated increased by $90.2 million and 6 percent, respectively, for the first quarter of 2006 compared to the same period a year earlier. The increase in revenues was primarily due to better power plant performance, higher prices for power, increased Pennsylvania generation rates and reduced commitments to sell power under low-priced (POLR) contracts pertaining to a Maryland industrial customer and Allegheny’s Ohio service territory. Allegheny sold the Ohio service territory at year-end 2005. Fuel costs increased by $39.3 million, reflecting higher prices paid for coal and increased coal consumption. Segment results benefited from the previously mentioned $5.0 million gain on the OVEC sale. Operations and maintenance expense decreased by $3.3 million, largely due to transactions related to the Hunlock Creek partnership. Depreciation expense decreased by $8.2 million, largely due to extending the estimated lives of certain unregulated power plants. Interest expense decreased by $49.2 million, reflecting the 2005 Merrill Lynch interest charge, lower debt outstanding and reduced borrowing rates.

Delivery and Services: The segment reported income from continuing operations of $46.4 million for the first quarter of 2006, a decrease of $3.3 million compared to the same period a year earlier. Operating revenues for the first quarter of 2006 decreased by $36.8 million, reflecting the Maryland contract expiration mentioned above and mild winter weather, partially offset by higher generation rates in Pennsylvania and the Ohio service territory sale. Kilowatt-hour sales decreased by 11 percent, and heating degree-days were 11 percent lower than the prior year and 15 percent below normal. Purchased power, transmission and deferred energy costs decreased by $33.6 million. The Maryland contract expiration, mild weather, higher Pennsylvania generation rates and the Ohio sale mentioned above affected both purchased power and revenues. Interest expense decreased by $9.8 million due to a lower debt balance and more favorable borrowing rates. Income taxes for the first quarter of 2006 increased by $9.9 million due to tax benefits recorded in the prior year.

Discontinued Operations: Allegheny reported a $0.8 million loss on discontinued operations for the first quarter of 2006, compared to income from discontinued operations of $8.2 million for the same period of the prior year. The 2006 results relate solely to the operating performance of the Gleason generating facility. The 2005 results reflected the operating performance of the Gleason and Wheatland generating facilities and Allegheny’s West Virginia natural gas operations. Allegheny sold the gas operations and Wheatland during 2005.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA is necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will discuss these results in a live Internet broadcast at 8:30 a.m. Eastern Time on Friday, April 28, 2006. To listen to the broadcast, visit www.alleghenyenergy.com. A taped replay will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
(In thousands)	2006	2005
Operating revenues	$845,646	$754,030

Operating expenses:
Fuel consumed in electric generation	213,207	173,887
Purchased power and transmission	101,232	104,822
Gain on sale of OVEC power agreement and shares	(5,000)	--
Deferred energy costs, net	4,993	1,186
Operations and maintenance	161,863	162,677
Depreciation and amortization	67,842	76,411
Taxes other than income taxes	53,667	55,058

Total operating expenses	597,804	574,041

Operating income	247,842	179,989

Other income and expenses, net	7,671	5,253

Interest expense and preferred dividends:
Interest expense	67,388	125,794
Preferred dividend of subsidiary	293	1,259

Total interest expense and preferred dividends	67,681	127,053

Income from continuing operations before income taxes and minority interest	187,832	58,189

Income tax expense from continuing operations	72,504	23,376

Minority interest in net income of subsidiaries	1,178	415

Income from continuing operations	114,150	34,398

Income (loss) from discontinued operations, net of tax	(766)	8,244

Net income	$113,384	$42,642

Common share data:
Weighted average common shares outstanding
Basic	163,080	137,418
Diluted	168,504	165,674

Basic income per common share:
Income from continuing operations	$0.70	$0.25
Income from discontinued operations, net	--	0.06

Net income per common share	$0.70	$0.31

Diluted income per common share:
Income from continuing operations	$0.68	$0.24
Income (loss) from discontinued operations, net	(0.01)	0.05

Net income per common share	$0.67	$0.29

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
RESULTS BY BUSINESS SEGMENT
(in millions)
(unaudited)

Three months ended March 31, 2006	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$702.6	$507.1	$(364.1)	$845.6
Fuel consumed in electric generation	--	213.2	--	213.2
Purchased power and transmission	447.7	15.7	(362.2)	101.2
Gain on sale of OVEC power agreement and shares	--	(5.0)	--	(5.0)
Deferred energy costs, net	5.0	--	--	5.0
Operations and maintenance	86.8	77.0	(1.9)	161.9
Depreciation and amortization	37.7	30.1	--	67.8
Taxes other than income taxes	33.3	20.4	--	53.7

Operating income	92.1	155.7	--	247.8
Other income and expenses, net	4.3	3.8	(0.4)	7.7
Interest expense and preferred dividends	19.9	48.2	(0.4)	67.7

Income (loss) from continuing operations before income taxes and minority interest	76.5	111.3	--	187.8
Income tax expense from continuing operations	30.1	42.3	--	72.4
Minority interest	--	1.2	--	1.2

Income (loss) from continuing operations	46.4	67.8	--	114.2
Income (loss) from discontinued operations, net of tax	--	(0.8)	--	(0.8)

Net income (loss)	$46.4	$67.0	$--	$113.4

Three months ended March 31, 2005	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$739.4	$416.9	$(402.3)	$754.0
Fuel consumed in electric generation	--	173.9	--	173.9
Purchased power and transmission	485.1	19.8	(400.1)	104.8
Deferred energy costs, net	1.2	--	--	1.2
Operations and maintenance	84.5	80.3	(2.2)	162.6
Depreciation and amortization	38.1	38.3	--	76.4
Taxes other than income taxes	34.6	20.5	--	55.1

Operating income	95.9	84.1	--	180.0
Other income and expenses, net	3.7	1.7	(0.1)	5.3
Interest expense and preferred dividends	29.7	97.4	--	127.1

Income (loss) from continuing operations before income taxes and minority interest	69.9	(11.6)	(0.1)	58.2
Income tax expense from continuing operations	20.2	3.2	--	23.4
Minority interest	--	0.4	--	0.4

Income (loss) from continuing operations	49.7	(15.2)	(0.1)	34.4
Income (loss) from discontinued operations, net of tax	10.8	(2.7)	0.1	8.2

Net income (loss)	$60.5	$(17.9)	$--	$42.6

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands)	March 31, 2006	December 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$223,411	$262,212
Accounts receivable:
Customer	197,867	179,634
Unbilled utility revenue	101,838	129,111
Wholesale and other	73,759	82,261
Allowance for uncollectible accounts	(16,626)	(16,778)
Materials and supplies	97,467	98,069
Fuel	68,741	67,273
Deferred income taxes	63,942	93,404
Prepaid taxes	78,461	45,758
Assets held for sale	1,521	1,521
Collateral deposits	92,371	147,775
Commodity contracts	5,227	9,325
Restricted funds	16,318	21,589
Regulatory assets	37,579	38,418
Other	11,920	14,246

Total current assets	1,053,796	1,173,818

Property, Plant and Equipment, Net:
Generation	5,741,505	5,751,077
Transmission	1,033,092	1,028,323
Distribution	3,478,442	3,448,350
Other	404,324	429,108
Accumulated depreciation	(4,515,190)	(4,508,707)

Subtotal	6,142,173	6,148,151
Construction work in progress	170,290	129,277

Total property, plant and equipment, net	6,312,463	6,277,428

Investments and Other Assets:
Non-current assets held for sale	48,559	48,559
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,320	28,555
Intangible assets	27,396	27,396
Other	51,573	49,413

Total investments and other assets	523,135	521,210

Deferred Charges:
Commodity contracts	11	--
Regulatory assets	534,927	544,810
Other	39,383	41,546

Total deferred charges	574,321	586,356

Total Assets	$8,463,715	$8,558,812

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

(In thousands, except share amounts)	March 31, 2006	December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Long-term debt due within one year	$492,059	$477,217
Accounts payable	211,416	316,713
Accrued taxes	144,618	154,587
Commodity contracts	47,465	92,934
Accrued interest	105,407	91,433
Other	142,045	153,570

Total current liabilities	1,143,010	1,286,454

Long-term Debt	3,559,520	3,624,483

Deferred Credits and Other Liabilities:
Commodity contracts	20,089	22,994
Investment tax credit	75,473	76,965
Deferred income taxes	741,210	692,241
Obligations under capital leases	13,438	16,427
Regulatory liabilities	461,078	454,275
Adverse power purchase commitment	179,902	184,224
Other	397,435	459,465

Total deferred credits and other liabilities	1,888,625	1,906,591

Minority Interest	9,330	21,989

Preferred Stock of Subsidiary	24,000	24,000

Common Stockholders’ Equity:
Common stock, $1.25 par value, 260 million shares authorized and 163,372,423 and 163,002,295 shares issued
	204,216	203,753
Other paid-in capital	1,892,961	1,880,644
Accumulated deficit	(131,240)	(244,625)
Treasury stock at cost; 49,493 and 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(124,951)	(142,721)

Total common stockholders’ equity	1,839,230	1,695,295

Total Liabilities and Stockholders’ Equity	$8,463,715	$8,558,812

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (unaudited)

THREE MONTHS ENDED MARCH 31, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$187.8	$113.4	$0.67

Adjustments:
Loss from discontinued operations		0.8
Adjusted Income	$187.8	$114.2	$0.68

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$113.4
Loss from discontinued operations		0.8
Interest expense and preferred dividends		67.7
Income tax expense		72.4
Depreciation and amortization		67.8
EBITDA from continuing operations		322.1
No adjustments		--
Adjusted EBITDA from continuing operations		$322.1

THREE MONTHS ENDED MARCH 31, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$58.2	$42.6	$0.29

Adjustments:
Income from discontinued operations		(8.2)
Interest expense related to Merrill Lynch summary judgment[1]	38.5	24.3
Adjusted Income	$96.7	$58.7	$0.39

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$42.6
Income from discontinued operations		(8.2)
Interest expense and preferred dividends		127.1
Income tax expense		23.4
Depreciation and amortization		76.4
EBITDA from continuing operations		261.3
No adjustments		--
Adjusted EBITDA from continuing operations		$261.3

FOOTNOTES:

1 This amount is included in Interest expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions) (unaudited)

ADJUSTED INTEREST EXPENSE AND PREFERRED DIVIDENDS	THREE MONTHS ENDED MARCH 31, 2006	THREE MONTHS ENDED MARCH 31, 2005
Interest expense and preferred dividends of subsidiary:
As reported	$67.7	$127.1
Interest expense related to Merrill Lynch summary judgment	--	(38.5)
As Adjusted	$67.7	$88.6

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES OPERATING STATISTICS Unaudited Three Months Ended March 31,

	2006	2005	Change
Delivery and Services:
Retail electricity sales (million KWH)	11,182	12,501	-10.6%
Usage per customer (KWH):
Residential	3,472	3,574	-2.9%
Commercial	14,637	14,941	-2.0%
Industrial	147,028*	184,099	-20.1%
Generation and Marketing:
Generation (million KWH)	13,017	12,297	5.9%

*Reflects the expiration of a below-market contract with a Maryland industrial customer